Exhibit 24.1

                            LIMITED POWER OF ATTORNEY

                             NEWPOWER HOLDINGS, INC.

     The undersigned director of NewPower Holdings, Inc. ("NewPower") does hereby constitute and appoint H. Eugene Lockhart, William I Jacobs and Marc E. Manly, and each of them, with full power of substitution, my true and lawful attorneys-in-fact and agents to do any and all acts and things in my name and on my behalf in my capacity as a director of NewPower in connection with, and only in connection with, the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Annual Report") (including, but not limited to, the execution of any and all instruments for me and in my name which such person may deem necessary or advisable to enable NewPower to comply with the Securities Exchange Act of 1934 (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of the Annual Report), including specifically, but not limited to, the power and authority to sign for me any and all amendments to the Annual Report; and I do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

                               By:
                                  -----------------------------------------

                               Name:
                               Title:  Director
                               Date:   March ___, 2001